Exhibit 99.1

The First Bancorp Reports First Quarter Results

DAMARISCOTTA, ME, April 18 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the three months ended March 31, 2012. Net income was $2.9 million, down $230,000 or 7.3% from net income posted for the three months ended March 31, 2011, and earnings per common share on a fully diluted basis of $0.28 were down $0.01 or 3.4% from the comparable period in 2011. Compared to the previous quarter, net income was down $109,000 or 3.6% and earnings per common share on a fully diluted basis were down $0.01 or 3.4%.

“Two factors continue to affect The First Bancorp’s performance: the continued weak global economy and extremely low interest rates,” observed Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Economic weakness has resulted in higher credit losses while low interest rates have created margin compression and lower net interest income. Despite these factors, our quarterly results over the past two years have been very consistent, with net income varying less than 9% between the lowest and highest quarter. Similar results can be seen in many other metrics, including non-performing assets, which have ranged from 1.87% to 2.32% over the past two years and dropped in the first quarter to 2.01% of total assets.

“Compared to the same period in 2011, net interest income on a tax-equivalent basis declined $546,000 or 4.9%,” President Daigneault noted, “Compared to the previous quarter, however, net interest income on a tax-equivalent basis was down only $203,000 or 1.9%. Compression can be seen in our net interest margin, which dropped from 3.40% for the first three months of 2011 to 3.22% for the present quarter. This is the result of the low interest rate environment, with a higher volume of assets continuing to reprice downward without the opportunity to reprice at comparable volume of liabilities.

“Non-interest income in the first quarter was $109,000 or 4.8% lower than in the first quarter of 2011,” President Daigneault continued. “This was attributable to a decline in mortgage origination income related to a $239,000 impairment charge for mortgage-servicing rights as a result of low interest rates and higher levels of mortgage refinancing. Non-interest expense was $310,000 or 4.8% lower than in the same period in 2011, with lower premiums for FDIC Insurance and lower costs related to collections and other real estate owned.

“The weak economy continues to impact employment and housing prices, which in turn impact credit quality for the Bank,” President Daigneault said. “Net loan chargeoffs for the quarter ended March 31, 2012, were $2.1 million or 0.99% of average loans on an annualized basis. This was up $734,000 from net chargeoffs of $1.4 million or 0.64% of average loans for the first three months of 2011. We provisioned $2.1 million for loan losses in the first quarter of 2012, equal to the amount provisioned in the first quarter of 2011. Although the allowance for loan losses decreased $46,000 between December 31, 2011 and March 31, 2012, year-to-date the allowance as a percentage of loans outstanding declined by only one basis point to 1.49%. Total past-due loans were 3.05% of total loans as of March 31, 2012, slightly below 3.07% of total loans as of December 31, 2011, and just above 3.00% of total loans as of March 31, 2011.”

“Total assets increased $50.9 million or 3.7% during the first quarter,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “The loan portfolio increased $5.9 million or 0.7% while the investment portfolio increased $45.2 million or 10.7%. It was also an excellent quarter for low-cost deposits, which dropped only $3.8 million or 1.2%. This is consistent with the trend seen in the past two years with a much lower level of seasonal outflow than in prior years: our seasonal outflow of low cost deposits was $9.4 million or 3.8% in 2008 and $13.5 million or 5.2% in 2009.

“Our core operating ratios were also consistent with the quarterly results posted over the past two years,” said Mr. Ward, “Our return on average assets was 0.84% for the quarter – in our two-year range of 0.84% to 0.94% – while our return on average tangible common equity was 9.68% in the first quarter, in our two-year range of 9.68% to 12.60%. Our efficiency ratio is a critical component in our overall performance, and at 50.40% for the first quarter, compares well to our two-year range of 45.86% to 53.06%.

“The First Bancorp’s stock closed the quarter at $14.83 per share, down 2.75% or $0.42 per share from the March 31, 2011 close of $15.25 per share,” Mr. Ward observed. “When the $0.78 per share annual dividend is added, our trailing-twelve-month total return with dividends reinvested was 2.68%. For the same period, the Russell 2000 and Nasdaq Bank Indices (which we are included in), had total returns with dividends reinvested of -0.18% and 2.71%, respectively. The broad market, as measured by the S&P 500 index, had a trailing-twelve-month total return with dividends reinvested of 8.54%.

“As of March 31, 2012, the Bank’s leverage capital ratio was 8.35%, and the estimated tier one and tier two risk-based capital ratios were 14.13% and 15.38%, respectively,” President Daigneault said. “These are all well above the FDIC minimum requirements of 5.00%, 6.00% and 10.00%, respectively, to be considered ‘well-capitalized’.  With strong capital ratios, we were able to maintain our dividend payout at $0.195 per share per quarter or $0.78 per share per year. Our shareholders consistently tell us that our dividend yield is one of the primary reasons they own our shares. We paid out 69.6% of earnings in the first quarter compared to 67.2% for the same period in 2011, and our dividend yield was 5.26% at March 31, 2012, based on the closing price of $14.83 per share.

“All in all, I am pleased with the consistent results we have posted for the past eight quarters,” President Daigneault concluded. “While Maine’s unemployment rate – at 7.1% – remains well below the national unemployment rate at 8.2%, real estate prices, especially along the Maine coast, remain weak. These are the two major factors that will continue to impact our performance going forward and the ones we will be watching most closely.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from three offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	3/31/2012	12/31/2011	3/31/2011
Assets
Cash and due from banks	$12,123	$14,115	$13,700
Interest-bearing deposits in other banks	1,532	-	100
Securities available for sale	317,111	286,202	325,451
Securities to be held to maturity	137,606	122,661	109,936
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	14,823	15,443	15,443
Loans held for sale	184	-	450
Loans	870,892	864,988	894,684
Less allowance for loan losses	12,954	13,000	14,000
Net loans	857,938	851,988	880,684
Accrued interest receivable	5,690	4,835	6,236
Premises and equipment	18,722	18,842	18,685
Other real estate owned	4,214	4,094	4,575
Goodwill	27,684	27,684	27,684
Other assets	26,165	27,003	28,094
Total assets	$1,423,792	$1,372,867	$1,431,038
Liabilities
Demand deposits	$69,520	$75,750	$67,502
NOW deposits	120,844	122,775	120,045
Money market deposits	75,752	79,015	73,766
Savings deposits	118,946	114,617	108,359
Certificates of deposit	248,582	216,836	308,127
Certificates $100,000 to $250,000	349,643	309,841	337,018
Certificates $250,000 and over	32,548	22,499	35,440
Total deposits	1,015,835	941,333	1,050,257
Borrowed funds	240,151	265,663	217,534
Other liabilities	16,213	15,013	11,703
Total Liabilities	1,272,199	1,222,009	1,279,494
Shareholders' equity
Preferred stock	12,328	12,303	24,729
Common stock	98	98	98
Additional paid-in capital	46,011	45,829	45,551
Retained earnings	86,150	85,314	82,623
Net unrealized gain/(loss) on securities available-for-sale	7,088	7,401	(1,389)
Net unrealized loss on postretirement benefit costs	(82)	(87)	(68)
Total shareholders' equity	151,593	150,858	151,544
Total liabilities & shareholders' equity	$1,423,792	$1,372,867	$1,431,038
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,839,760	9,812,180	9,786,964
Book value per common share	$14.15	$14.12	$12.96
Tangible book value per common share	$11.34	$11.30	$10.13

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the three months ended
In thousands of dollars, except per share data	3/31/2012	3/31/2011
Interest income
Interest and fees on loans	$9,392	$10,173
Interest on deposits with other banks	-	2
Interest and dividends on investments	3,714	4,079
Total interest income	13,106	14,254
Interest expense
Interest on deposits	2,193	2,563
Interest on borrowed funds	1,107	1,186
Total interest expense	3,300	3,749
Net interest income	9,806	10,505
Provision for loan losses	2,100	2,100
Net interest income after provision for loan losses	7,706	8,405
Non-interest income
Investment management and fiduciary income	396	424
Service charges on deposit accounts	638	640
Net securities gains	523	-
Mortgage origination and servicing income	(156)	459
Other operating income	767	754
Total non-interest income	2,168	2,277
Non-interest expense
Salaries and employee benefits	3,084	3,077
Occupancy expense	414	449
Furniture and equipment expense	573	550
FDIC insurance premiums	301	401
Amortization of identified intangibles	71	71
Other operating expense	1,735	1,940
Total non-interest expense	6,178	6,488
Income before income taxes	3,696	4,194
Applicable income taxes	783	1,051
Net Income	$2,913	$3,143
Basic earnings per share	$0.28	$0.29
Diluted earnings per share	$0.28	$0.29
Other comprehensive income, net of tax
Net unrealized gain (loss) on securities available for sale, net of tax benefit of $168 in 2012 and taxes of $363 in 2011	(313)	668
Unrecognized transition obligation for postretirement benefits, net of taxes of $2 in 2012 and $2 in 2011	5	5
Other comprehensive income	(308)	673
Comprehensive income	$2,605	$3,816

The First Bancorp
Selected Financial Data (Unaudited)

	For the three months ended
Dollars in thousands, except for per share amounts	3/31/2012	3/31/2011

Summary of Operations
Interest Income	$13,106	$14,254
Interest Expense	3,300	3,749
Net Interest Income	9,806	10,505
Provision for Loan Losses	2,100	2,100
Non-Interest Income	2,168	2,277
Non-Interest Expense	6,178	6,488
Net Income	2,913	3,143
Per Common Share Data
Basic Earnings per Share	$0.28	$0.29
Diluted Earnings per Share	0.28	0.29
Cash Dividends Declared	0.195	0.195
Book Value per Common Share	14.15	12.96
Tangible Book Value per Common Share	11.34	10.13
Market Value	14.83	15.25
Financial Ratios
Return on Average Equity (a)	8.30%	10.02%
Return on Average Tangible Common Equity (a)	9.68%	11.43%
Return on Average Assets (a)	0.84%	0.90%
Average Equity to Average Assets	10.95%	10.76%
Average Tangible Equity to Average Assets	8.98%	8.80%
Net Interest Margin Tax-Equivalent (a)	3.22%	3.40%
Dividend Payout Ratio	69.64%	67.24%
Allowance for Loan Losses/Total Loans	1.49%	1.56%
Non-Performing Loans to Total Loans	2.81%	2.51%
Non-Performing Assets to Total Assets	2.01%	1.89%
Efficiency Ratio	50.40%	48.28%
At Period End
Total Assets	$1,423,792	$1,431,038
Total Loans	870,892	894,684
Total Investment Securities	469,540	450,830
Total Deposits	1,015,835	1,050,257
Total Shareholders’ Equity	151,593	151,544
(a) Annualized using a 366-day basis in 2012 and 365-day basis in 2011

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2012 and 2011.

	For the three months ended
In thousands of dollars	3/31/2012	3/31/2011
Net interest income as presented	$9,806	$10,505
Effect of tax-exempt income	763	609
Net interest income, tax equivalent	$10,569	$11,114

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	3/31/2012	3/31/2011
Non-interest expense, as presented	6,178	6,488
Net interest income, as presented	9,806	10,505
Effect of tax-exempt income	763	609
Non-interest income, as presented	2,168	2,277
Effect of non-interest tax-exempt income	43	47
Net securities gains	(523)	-
Adjusted net interest income plus non-interest income	$12,257	$13,438
Non-GAAP efficiency ratio	50.40%	48.28%
GAAP efficiency ratio	51.60%	50.76%

The Company presents certain information based upon average tangible common equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	3/31/2012	3/31/2011
Average shareholders' equity as presented	$153,544	$151,969
Less preferred stock	(12,304)	(24,705)
Less intangible assets	(27,684)	(27,684)
Tangible average shareholders' equity	$113,556	$99,580

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.